UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 2, 2010

Pre-Paid Legal Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Oklahoma	001-09293	73-1016728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Pre-Paid Way
Ada, Oklahoma	74820
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(580) 436-1234

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 2, 2010, the Board of Directors of Pre-Paid Legal Services, Inc., an Oklahoma corporation (the "Company"), amended and modified, in certain respects, its compensatory arrangements with Harland C. Stonecipher, its Chairman of the Board, Randy Harp, its Co-Chief Executive Officer and President, and Mark Brown, its Co-Chief Executive Officer. These amendments and modifications were recommended by the Compensation Committee to the Board of Directors.

A discussion of the compensatory arrangements with each of Messrs. Brown, Harp and Stonecipher in effect immediately prior to such amendments and modifications is contained in the Proxy Statement dated April 6, 2010, of the Company.

Harland C. Stonecipher. On June 2, 2010, the Board of Directors approved, effective as of April 2, 2010, a change in Mr. Stonecipher’s compensation.  Effective April 2, 2010, and in lieu of any Stonecipher Incentive Compensation (described below) that would otherwise be paid on membership revenues received on memberships written on and after April 2, 2010, Mr. Stonecipher will receive a commission override equal to 0.375% of membership revenues received on memberships written on and after April 2, 2010 until April 1, 2015, and, thereafter 0.25`% of membership revenues received on memberships written on and after April 2, 2010. The commission records built for memberships written on and after April 2, 2010, will continue to be built as a part of the commission process as long as Mr. Stonecipher actively participates in the governance and/or management of the Corporation. All such overrides (on and after April 2, 2010) will remain effective as long as the memberships persist.

Prior to the effective date of such amendment and modification, the Stonecipher Incentive Compensation consisted of (a) a monthly bonus equal to 0.25% of monthly membership revenues received by the Company during such month if such month's membership revenues were equal to at least 85% of the membership revenues received by the Company during the same calendar month of the previous calendar year and (b) a quarterly bonus equal to 0.25% of the membership revenues received by the Company during such quarter if such quarter's membership revenues were greater than the membership revenues received by the Company during the same calendar quarter of the previous calendar year. The Stonecipher Incentive Compensation will continue to be paid, in accordance with terms described above, on membership revenues received on memberships written prior to April 2, 2010 as long as the performance criteria described above are met.

In addition, on June 2, 2010, the Board of Directors approved, effective as of April 2, 2010, the continued receipt by Mr. Stonecipher of (a) a base salary of $157,755.00 and the supplemental retirement benefits contemplated by his existing employment agreement, (b) incentive compensation equal to 2.5% of the premiums received by the PPL Agency, Inc., a subsidiary of the Company, and (c) an override commission, payable monthly, in an amount equal to $0.25 per active membership, with a maximum monthly payment of $20,000 (equivalent to 800,000 members) or $240,000 per year (“Member Override Agreement”). The existing employment agreement contemplates that Mr. Stonecipher will receive a supplemental retirement benefits of $26,000 per year for ten years or until the date of his death, if earlier. In order to receive such payments, Mr. Stonecipher has agreed to make himself available to render advisory and consulting services to us and not to compete with us. The payment of the commissions to Mr. Stonecipher under the Member Override Agreement continues during his lifetime and after his death to his designated beneficiaries and their successors so long as the Company sells legal expense plans.

Randy Harp. On June 2, 2010, the Board of Directors approved, effective as of April 2, 2010, an increase in the annual base salary of Randy Harp by $100,000.00 to $366,219.20, together with subsequent increases of $100,000.00 on each of June 30, 2010, September 30, 2010 and December 31, 2010. Following such increases, Mr. Harp’s annual salary as of December 31, 2010, will be $666,219.20.

In addition, on June 2, 2010, the Board of Directors approved an override payable to Mr. Harp of 0.10% on all membership revenues received by the Company on memberships written on and after April 2, 2010.

Effective on April 2, 2010, Mr. Harp will not be eligible to participate in the non-equity incentive plan of the Company for the other named executive officers, under which they are entitled to quarterly bonuses equal to the percentage increase in active membership fee revenue in force as of the end of each quarter compared to the same quarter end of the previous year (subject to such increase being more than 2%).

Mark Brown. On June 2, 2010, the Board of Directors approved, effective as of April 2, 2010, an annual base salary for Mark Brown of $240,000.00.

In addition, on June 2, 2010, the Board of Directors approved a 0.137% override payable to Mr. Brown on all membership revenues received by the Company on memberships written on and after April 2, 1010. Mr. Brown will also continue to receive commissions from sales of memberships both personally and by members in his personal sales organization on the same basis as all other sales associates. This override and these commissions are in lieu of all other overrides that were being received by Mr. Brown prior to April 2, 2010, including, without limitation, the 0.5% override on group membership revenues previously received by Mr. Brown as Head of Group Marketing of the Company, the 0.3% override on Texas membership revenues previously received by Mr. Brown as Regional Vice President for Texas and the 0.13% override on all membership revenues previously received by Mr. Brown as Chief Marketing Officer.

Like all sales associates, Mr. Brown will continue to receive commissions from sales of memberships both personally and by members in his personal sales organization as long as the underlying memberships persist, including, without limitation, after separation from employment so long as he continues to be a vested associate, which requires him to maintain a personal membership or to sell at least three memberships each quarter and to abide by the applicable policies and procedures for associates.

Messrs. Brown, Harp and Stonecipher continue to be entitled to participate in the other benefit programs available to the employees, including, without limitation, health insurance, the defined contribution plan and the non-qualified deferred payment plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pre-Paid Legal Services, Inc.
(Registrant)

By: /s/ Randy Harp
Randy Harp
co-Chief Executive Officer, President and Chief Operating Officer
Date: June 3, 2010